UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 26, 2006
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28010	41-1493458

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

435 Newbury Street, Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(978) 762-8999

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 26, 2006, Medwave, Inc., a Delaware corporation (“Medwave”), notified The Nasdaq Stock Market, Inc. that as a result of Frank Katarow stepping down from Medwave’s audit committee in connection with his appointment as interim Chief Executive Officer, Medwave’s audit committee is comprised of two members of the board of directors and therefore no longer in compliance with Marketplace Rule 4350(d)(2)(A). Medwave is relying on the cure period set forth in Marketplace Rule 4350(d)(4) that provides if an issuer fails to comply with the audit committee composition requirements due to one vacancy, the issuer shall regain compliance with the requirements by the later of its next annual stockholders meeting or 180 days from the occurrence of the event that caused the failure to comply with the requirements. During this cure period, Medwave intends to appoint one additional independent director to the board of directors who will serve on the audit committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.
Date: September 26, 2006	By:	/s/ Frank Katarow
Chief Executive Officer (interim)